Exhibit 5.1

OPINION OF CAREY Y CÍA. LTDA. AS TO THE VALIDITY OF THE SECURITIES

Santiago, March 10, 2011

Ladies and Gentlemen,

We have acted as Chilean counsel to Banco de Chile, a banking corporation (banco) organized under the laws of the Republic of Chile, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission by Banco de Chile on March 10, 2011, for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), shares of common stock, without par value.

In arriving to the opinions expressed below, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of Banco de Chile and such other instruments and other certificates of public officials, officers and representatives of Banco de Chile and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In connection with the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, in all cases, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the outstanding shares of common stock have been duly authorized and validly issued by Banco de Chile (in accordance with Chilean law) and fully paid for; except for the 3,385,049,365 shares of our common stock issued pursuant to a capital increase approved by a shareholders’ meeting of Banco de Chile held on January 20, 2011, which have been issued but not yet fully paid for as the preemptive rights offering required under Chilean law has not yet been concluded.

We are lawyers admitted to practice in the Republic of Chile and the foregoing opinion is limited to the laws of the Republic of Chile as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Validity of the Securities” in the prospectus forming part of the Registration Statement. In giving this opinion, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours sincerely,

/S/ DIEGO PERALTA
Diego Peralta Carey y Cía. Ltda.